Exhibit 10.7(B)

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO EVANSVILLE RIVERBOAT LANDING LEASE (“Second Amendment”) is made on August 27th, 2003, and effective as of December 1, 2001, by and among the City of Evansville, Indiana acting by and through the Redevelopment Commission of the City of Evansville, Indiana, organized and operating under IC 36-7-14 (“Commission”), Aztar Indiana Gaming Company, LLC, a limited liability company, organized and existing under the laws of the State of Indiana (“Aztar Indiana”), and Aztar Corporation, a corporation organized and existing under the laws of the State of Delaware (“Guarantor”).

RECITALS

A. The Commission, Aztar Indiana and Guarantor are the parties in interest to that certain Evansville Riverboat Landing Lease dated May 2, 1995 (the “Original Lease”), as amended by an Amendment to Lease Agreement effective December 1, 2001 (the “First Amendment,” and collectively with the Original Lease, the “Lease”).

B. Section 2(a)(i) of the First Amendment contemplates that in the event the Stadium Project does not proceed as the sole General Development Project, the parties shall agree in good faith on additional General Development Projects and the funding thereof, and Aztar is willing to confirm guaranteed funding commitments for additional General Development Projects, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Commission, Aztar Indiana and the Guarantor agree to amend the Lease as follows. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lease.

1. Additional General Development Projects. Notwithstanding whether sufficient Excess Percentage Rent has accrued, Aztar Indiana shall make available, in exchange for Credits, $10,000,000 of aggregate minimum funding for General Development Projects. Such payment obligation shall be absolute, and amounts paid shall not be subject to refund if insufficient Excess Percentage Rent ultimately accrues, but any excess Credits shall apply to reduce the balance allocated for Aztar Development Projects. Such funds shall be disbursed to the Commission upon request to pay or reimburse itself for Eligible Costs of General Development Project(s) that are due and owing or have been paid.

2. Confirmation. The Lease, to the extent not inconsistent with the terms hereof, is hereby confirmed.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Second Amendment as of the day and year first above written.

AZTAR INDIANA GAMING		AZTAR CORPORATION
COMPANY, LLC

By:	/s/ James L. Brown	By:	/s/ Robert M. Haddock
Printed:	James L. Brown	Printed:	Robert M. Haddock
Title:	Pres./GM	Title:	President & CFO

REDEVELOPMENT COMMISSION OF THE
CITY OF EVANSVILLE, INDIANA

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